                                                                 EXHIBIT 23.12


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

        Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the prospectus forming a part of this Registration Statement as a person about to become a director of WorldCom, Inc.

Date: November 11, 1996


                                                /s/ JAMES Q. CROWE
                                                -------------------------------
                                                James Q. Crowe